Exhibit 10-ff
                             SBC COMMUNICATIONS INC.

                        STOCK PURCHASE AND DEFERRAL PLAN

                            Adopted November 19, 2004


Article 1 - Statement of Purpose

     The purpose of the Stock Purchase and Deferral Plan ("Plan") is to increase stock ownership by, and to provide savings opportunities to, a select group of management employees consisting of Eligible Employees of SBC Communications Inc. ("SBC") and its Subsidiaries.


Article 2 - Definitions

     For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context indicates otherwise:

     Base Compensation. The following types of cash-based compensation paid by an Employer (but not including payments made by a non-Employer, such as state disability payments), before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of an Employer, including but not limited to a plan that includes a qualified cash or deferral arrangement under Section 401(k) of the Code:

         (a)  annual base salary;

         (b)  lump sum payments in lieu of a salary increase;  and

         (c)  Team Award.

     Payments by an Employer under a disability plan made in lieu of any compensation described above, shall be deemed to be a part of the respective form of compensation it replaces for purposes of this definition. Base Compensation does not include zone allowances or any other geographical differential and shall not include payments made in lieu of unused vacation or other paid days off, and such payments shall not be contributed to this Plan.

     Determinations by SBC (the Committee with respect to Officer Level Employees) of the items that make up Base Compensation shall be final. The Committee may, from time to time, add or subtract types of compensation to or from the definition of "Base Compensation" provided, however, any addition to the definition of Base Compensation shall only be effective with respect to the next period in which a Participant may make an election to establish a Share Deferral Account.

     Business Day. Any day during regular business hours that SBC is open for business.

     Chief Executive Officer. The Chief Executive Officer of SBC Communications Inc.

     Cingular. Cingular Wireless LLC, the successor thereto, or a direct or indirect majority owned subsidiary thereof.

     Code. References to the Code shall be to provisions of the Internal Revenue Code, as amended, including regulations promulgated thereunder and successor provisions.

     Committee. The Human Resources Committee of the Board of Directors of SBC Communications Inc.

     Disability. Absence of an Employee from work with an Employer under the relevant Employer's disability plan.

     Disabled. Where a person either (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period for not less than 12 months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Employees of the Participant's Employer. It is intended that "Disabled" have the same meaning in this Plan as in Section 409A of the Code.

     Eligible  Employee.  An Employee who:
     (a) is a full or part time, salaried Employee of SBC or an Employer in which SBC has a direct or indirect 100% ownership interest and who is on active duty, Disability (but only while such Employee is deemed by the Employer to be an Employee of such Employer) or Leave of Absence;

     (b) is, as determined by SBC, a member of Employer's "select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA"), which is deemed to include each Officer Level Employee; and

     (c) has an employment status which has been approved by SBC to be eligible to participate in this Plan or is an Officer Level Employee.

     Notwithstanding the foregoing, SBC (the Committee with respect to Officer Level Employees) may, from time to time, exclude any Employee or group of Employees from being deemed an "Eligible Employee" under this Plan.

     In the event a court or other governmental authority determines that an individual was improperly excluded from the class of persons who would be considered Eligible Employees during a particular time for any reason, that individual shall not be an Eligible Employee for purposes of the Plan for the period of time prior to such determination.

     Employee. Any person employed by an Employer and paid on an Employer's payroll system, excluding persons hired for a fixed maximum term and excluding persons who are neither citizens nor permanent residents of the United States, all as determined by SBC. For purposes of this Plan, a person on Leave of Absence who otherwise would be an Employee shall be deemed to be an Employee.

     Employer. SBC Communications Inc. or any of its Subsidiaries.

     Exercise Price. The price per share of Stock purchasable under an Option.

     Fair Market Value or FMV. In valuing Stock or any other item subject to valuation under this Plan, the Committee may use such index or measurement as the Committee may reasonably determine from time to time, and such index or measurement shall be the FMV of such Stock or other item. In the absence of such action by the Committee, FMV means, with respect to Stock, the closing price on the New York Stock Exchange ("NYSE") of the Stock on the relevant date, or if on such date the Stock is not traded on the NYSE, then the closing price on the immediately preceding date such Stock is so traded.

     Leave of Absence. Where a person is absent from employment with an Employer on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of term of employment, which permission is granted (and not revoked) in conformity with the rules of the Employer that employs the individual, as adopted from time to time). For purposes of this Plan, a Leave of Absence shall be deemed to also include a transfer by an Employer of a person to, and continuous employment by, an entity for a rotational work assignment. In the event a transfer to such an entity lasts more than 5 years or the rotational work assignment status is canceled by SBC, it shall be deemed a Termination of Employment with the Employer at that time for purposes of this Plan. To be a rotational work assignment, the Employer must have indicated in writing to the person that the person was to be rehired by the Employer upon termination of the rotational work assignment.

     Officer Level Employee. Any executive officer of SBC, as that term is used under the Securities Exchange Act of 1934, as amended, and any Employee that is an "officer level" Employee for compensation purposes as shown on the records of SBC.

     Options or Stock Options. Options to purchase Stock issued pursuant to this Plan.

     Participant.   An  Eligible   Employee  or  former  Eligible  Employee  who
participates in this Plan.

     Plan Year. The period from January 16 through the following January 15.

     Retirement or Retire. Termination of Employment on or after the earlier of the following dates, unless otherwise provided by the Committee: (a) for Officer Level Employees, the date the Participant is at least age 55 and has five (5) years of Net Credited Service; or (b) the date the Participant has attained one of the following combinations of age and Net Credited Service:

                  Net Credited Service         Age
                  10 years or more          65 or older
                  20 years or more          55 or older
                  25 years or more          50 or older
                  30 years or more          Any age

     For purposes of this Plan only, Net Credited Service shall be calculated in the same manner as "Pension Eligibility Service" under the SBC Pension Benefit Plan - Nonbargained Program ("Pension Plan"), as that may be amended from time to time, except that service with an Employer shall be counted as though the Employer were a "Participating Company" under the Pension Plan and the Employee was a participant in the Pension Plan.

     Shares or Share Units. An accounting entry representing the right to receive an equivalent number of shares of Stock.

     Share Deferral Account or Account. The Account established annually by an election by a Participant to make Employee Contributions to the Plan over the Plan Year relating to such election. The Plan Year shall run from and including January 16 (the commencement date of the Share Deferral Account) through the following January 15. One Share Deferral Account is created by each yearly election, and all Share Units credited pursuant to such election, including through Employee Contributions, SBC Matching Contributions, conversions of right to receive Stock, earnings on Share Units, or otherwise, shall be part of the same Share Deferral Account. Each annual Account is a separate Share Deferral Account; only one Share Deferral Account will relate to a Plan Year.

     Short Term Incentive Award. A cash award paid by an Employer (and not by a non-Employer, such as state disability payments) under the Short Term Incentive Plan or any successor plan; an award under a similar plan intended by the
Committee to be in lieu of an award under such Short Term Incentive Plan, including, but not limited to, Performance Units granted under the 2001
Incentive Plan or any successor plan; or any other award that the Committee designates as a Short Term Incentive Award specifically for purposes of this Plan (regardless of the purpose of the award).

     Stock. The common stock of SBC Communications Inc.

     Subsidiary. Any corporation, partnership, venture or other entity in which SBC holds, directly or indirectly, a 50% or greater ownership interest. The Committee may, at its sole discretion, designate any other corporation, partnership, limited liability company, venture or other entity a Subsidiary for the purpose of participating in this Plan. Unless otherwise provided by the Committee, Cingular shall be deemed a Subsidiary so long as SBC holds a direct or indirect 25% interest in Cingular Wireless LLC or its successor.

     Team Award. The annual award determined to be the "Team Award" by SBC, together with any individual award determined by SBC to be the Individual Discretionary Award made in connection therewith or comparable awards, if any, determined by SBC to be used in lieu of these awards.

     Termination of Employment. References herein to "Termination of Employment," "Terminate Employment" or a similar reference, shall mean the event where the Employee ceases to be an Employee of any Employer, including but not limited to where the employing company ceases to be an Employer.


Article 3 - Administration of the Plan

3.1  The Committee.
     The Committee shall be the administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions and determine entitlement to benefits, all in its discretion. The Committee may further establish, adopt or revise such rules and regulations and such additional terms and conditions regarding participation in the Plan as it may deem necessary or advisable for the administration of the Plan. References to determinations or other actions by SBC, herein, shall mean actions authorized by the Committee, the Chief Executive Officer, the Senior Executive Vice President of SBC in charge of Human Resources, or their respective successors or duly authorized delegates, in each case in the discretion of such person. All decisions by SBC shall be final and binding.

3.2  Authorized  Shares of Stock.
     (a) Except as provided below, the number of shares of Stock which may be distributed pursuant to the Plan, exclusive of Article 8, is 21,000,000. The number of shares of Stock which may be issued pursuant to the exercise of Stock Options is 34,000,000 (together with an equal number of Stock Options). Only the actual number of shares of Stock that are issued (shares issued would not include, for example, any reduction in shares to be issued as a result of tax withholding in connection with a distribution of Stock, exercise of options, or otherwise) shall be counted against the authorized number of shares of Stock. To the extent an Option issued under this Plan is canceled, terminates, expires, or lapses for any reason, such Option shall again be available for issuance under the Plan. Conversions of Stock awards into Share Units and their eventual distribution (excluding the effects of any dividends on such Share Units) shall count only against the limits of the plans from which they originated and shall not be applied against the limits in this Plan. To the extent Share Units are credited through deferrals of Stock or Employee Contributions where the distribution of which would be deductible by SBC under Section 162(m) of the Code without regard to the size of the distribution, and such deductible Share Units are available for distribution, such Share Units shall be distributed first.

     (b) In the event the Committee determines that continuing the purchase of Share Units under the Plan may cause the number of shares of Stock that are to be distributed under this Plan (which may take into account, among other things, the number of Share Units acquired and the number of Stock Options issued or required to be issued, reduced by the number of shares of Stock that would be withheld for income tax purposes) to exceed the number of authorized shares of Stock, then the Committee may cancel further purchases of Share Units and require that any further dividend equivalents on Share Units be paid in cash to the Participants.

     (c) In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of SBC affecting the shares of Stock (including a conversion of Stock into cash or other property), such adjustment shall be made to the number and class of the shares of Stock which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of shares of Stock subject to outstanding Options granted under the Plan, and/or in the number of outstanding Options and Share Units, or such other adjustment determined by the Committee, in each case as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

3.3  Claims  Procedure.
     Subject to the authority of the Committee over the Plan, SBC shall appoint a Claims Board to adjudicate claims brought by or in respect to Participants and their beneficiaries relating to benefits under the Plan. A Participant may apply in writing to the Claims Board to make a claim under this Plan. The Claims Board shall provide written notice within 90 days to a Participant whose claim hereunder has been denied, setting forth reasons for such denial or explaining that an extension of the time for processing the claim is necessary, written in a manner calculated to be understood by such person. After receipt of such notice, or expiration of 90 days without any response from the Claims Board, the Participant may appeal the decision in writing to the Senior Executive Vice President of SBC in charge of Human Resources, or to the person's successor, within 90 days, except that if the Participant is an Insider, as that term is used in the 2001 Incentive Plan, then the Participant's appeal shall be to the Committee. The Participant shall receive a full and fair review of the decision denying the claim in accordance with the requirements of ERISA.


Article 4 - Contributions

4.1  Election to Make Contributions.
     (a)  The  Committee  shall   establish  dates  and  other   conditions  for
participation in the Plan and making contributions as it deems appropriate. Except as otherwise provided by the Committee, each year:

     (1) an Employee who is an Eligible Employee as of April 30 may thereafter make an election on or prior to the last Business Day of the immediately following June to establish a Share Deferral Account in order to elect any combination of the following:

          (A) to make contributions to the Plan ("Employee Contributions"), through payroll deductions, during the immediately following Plan Year (which shall be the Plan Year of such Account), to acquire Share Units in such Account with any combination of the following:

                    (i) from 6% to 30% (in whole  percentage  increments) of the
               Participant's monthly Base Compensation, as the same may change from time to time (Participants who, at the time of the determination of their eligibility to participate in an Account, are paid through a "sales plan" involving the use of commissions) may contribute up to 40% of Base Compensation, provided that upon removal of a Participant from such "sales plan," the deferral election shall not exceed 30% for the rest of the Plan Year, beginning with the Employee Contributions relating to the first pay period following such change in status; or

                    (ii) up to 100% (in whole percentage increments or in dollars) of a Short Term Incentive Award (with any contribution of a discretionary award related thereto determined separately). If a Participant did not have a target Short Term Incentive Award on June 30, but was subsequently granted such an award before the end of such Plan Year, the Participant will be deemed to have made the same percentage contribution election for the Short Term Incentive Award as the Participant made for Base Compensation.

          (B) to convert up to 100% (in whole percentage increments) of Stock that would be distributed under the 2001 Incentive Plan or any successor Plan (other than through the exercise of stock options or the removal of restrictions on restricted Stock) during such Plan Year into an equal number of Share Units in such Account; provided such election would not cause the recognition of income for Federal income tax purposes in respect of the Stock prior to payment under this Plan and so long as the Participant is an Employee or has Retired as of the conversion date.

     (2) an Employee who was not an Eligible Employee as of April 30 but who is an Eligible Employee the immediately following September 30 may thereafter make an election on or prior to the last Business Day of the immediately following November to establish a Share Deferral Account in order to contribute Base Compensation, other than Team Award, in the same manner as if the Employee was an Eligible Employee as of such April 30.


     (b) The Committee may permit an Eligible Employee to purchase Share Units under this Plan with amounts other than Base Compensation or Short Term Incentive Awards on such terms and conditions as such Committee may permit from time to time. In no event shall an acquisition of Share Units pursuant to this paragraph (b) or pursuant to the conversion of a right to receive Stock into Share Units (such as through a distribution of Stock under the 2001 Incentive
Plan) result in the crediting of an SBC Matching Contribution or Options.


     (c) No contribution of compensation, other than for performance-based compensation (as that term is defined under Section 409A of the Code), shall be made to the Plan out of compensation for services where such services are performed during or before the taxable year of the election to make such Employee Contributions. In the case of the above referenced performance-based compensation (based on services performed over a period of at least 12 months), such election may be made no later than 6 months before the end of the period.

     (d) Notwithstanding anything to the contrary in this Plan, no election shall be effective to the extent it would permit an Employee Contribution or distribution to be made that is not in compliance with Section 409A of the Code. To the extent such election related to Employee Contributions that complied with such statute and regulations, that portion of the election shall remain valid, except as otherwise provided under this Plan.

     (e) SBC may refuse or terminate, in whole or in part, any election to purchase Share Units in the Plan at any time; provided, however, only the Committee may take such action with respect to persons who are Officer Level Employees.

     (f) In the event the Participant takes a hardship withdrawal from a benefit plan qualified under the Code and sponsored by an Employer, any election to make Employee Contributions by such Participant shall be cancelled on a prospective basis, and the Participant shall not be permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.


4.2  Purchase of Share Units.
     (a) Employee Contributions (as well as any corresponding SBC Matching Contributions) shall be made solely pursuant to a proper election and only during the Employee's lifetime and while the Employee remains an Eligible Employee (if the Employee ceases to be an Eligible Employee, his or her election to make Employee Contributions shall be cancelled on a prospective basis); provided, however, Termination of Employment of an Eligible Employee shall not constitute loss of eligibility solely with respect to contribution of annual base salary earned prior to termination but paid within 60 days thereafter or with respect to a Short Term Incentive Award paid after Retirement (and such person shall be deemed an Eligible Employee for such contributions).

     (b) The number of Share Units purchased by a Participant during a calendar month shall be found by dividing the Participant's Employee Contributions during the month by the FMV on the last day of such month.

     (c) A contribution to the Plan shall be made when the compensation - from which the contribution is to be deducted - is paid ("paid," as used in this Plan, includes amounts contributed to the Plan that would have been paid were it not for an election under this Plan) using the "check date" shown on the related pay record (sometimes referred to as the "paycheck stub") as the contribution date (if no "check date" is shown, then the date of the pay record). When a payment is made to correct an underpayment, or as a delayed payment, of gross compensation for any reason, the related Employee Contribution to the Plan shall be made when such correcting or delayed payment is made, again using the date on the pay record. No correcting or delayed payment may be contributed to the Plan if it is made after the period for making contributions in Article 4 for the Share Deferral Account covering the payment to be corrected. For example, if an underpayment is made in June 2005, but not corrected until May 2006, regardless of the cause of such events, no part of the correcting payment may be contributed to the Plan. Where there has been an overpayment of gross compensation, the amount of the overpayment will not be considered in determining the contribution amount. In no event shall the Participant have any recourse against an Employer under this Plan for any underpayment, overpayment or delayed or correcting payment of compensation. In the event a pay period (the period over which services are rendered for the relevant compensation) relates to services rendered during or before the taxable year of the relevant election, then only the compensation relating to services performed in the calendar year following the calendar year of the election may be contributed to this Plan. The Committee may modify or change this paragraph (c) from time to time.


4.3  Reinvestment of Dividends.
     In the month containing a record date for a cash dividend on Stock, each Share Deferral Account shall be credited with that number of Share Units equal to the declared dividend per share of Stock, multiplied by the sum of (a) the number of Share Units held in such Share Deferral Account as of such record date, plus (b) all Share Units purchased after such record date with contributions made on or prior to such record date, and dividing the product by the FMV on the last day of such month.


Article 5 - SBC Matching Contributions

5.1  SBC Match.
     (a) SBC shall credit each Participant's relevant Share Deferral Account with the number of Matching Share Units (defined below) found by taking eighty percent (80%) of the Participant's Employee Contributions (the "Match Rate") from no more than six percent (6%) of the Participant's Base Compensation (the "Match Compensation Percentage") contributions made during the month with respect to such Share Deferral Account and dividing the resulting figure by the FMV of the Stock on the last day of such month ("SBC Matching Contribution"). However, if during any month the Participant is concurrently participating in this Plan and (1) the match eligible portion of the SBC Savings Plan (which may be referred to as "Basic Allotments") or (2) the match eligible portion of any other tax qualified or nonqualified plan of an Employer, then the monthly Match Compensation Percentage shall be reduced by the Participant's match eligible percentage determined under such other plan.

     In no event shall matching contributions under this Plan and all other plans of SBC and all Employers combined (including but not limited to the SBC Savings Plan) be paid with respect to more than six percent (6%) of Participant's monthly Base Compensation, except as provided below. SBC Matching Contributions shall only be paid on Base Compensation contributed to the Plan. The Committee, in its discretion, may reduce or eliminate the SBC Matching Contributions with respect to those Employee Contributions that have not been the subject of a contribution election by the Participant.

     Notwithstanding the foregoing, in the event that the tax-qualified plan applicable to a Participant provides for a greater match rate and/or applies to a larger percentage of compensation than this Plan provides, the Committee may, to the extent it deems appropriate, raise the percentage of the Match Rate (set at 80%, above) and/or the Match Compensation Percentage (set at 6%, above) to approximate the matching benefit provided in such tax qualified plan for applicable Participants.

     (b) In the sole discretion of the Committee, in the event the Committee reduces the number of Options that SBC issues for each Share Unit purchased, the Committee may provide for the contribution of a Bonus Matching Contribution on such terms as the Committee determines. Such Bonus Matching Contribution may not exceed 20% of the Participant's Employee Contributions for the month. The Bonus Matching Contribution shall be subject to such terms and conditions as required by the Committee and, unless otherwise provided by the Committee, to the same vesting and distribution requirements as SBC Matching Contributions.


5.2  Vesting and Distribution of Share Units Acquired with Matching
     Contributions.
     A Participant's interest in Share Units purchased with SBC Matching Contributions, as well as earnings thereon, (collectively, "Matching Share Units") shall vest when a Participant shall have three (3) years of Net Credited Service (regardless of any subsequent break in service after achieving vesting) as reflected on the records of SBC. Matching Share Units shall be distributed in a lump sum, in accordance with the Plan's distribution provisions only upon becoming vested, in the earlier of: (a) the calendar year following the calendar year of the Termination of Employment of the Participant, or (b) the calendar year in which the Participant reaches age 55.

     Matching Share Units acquired as part of a Share Deferral Account that commences in or after the calendar year the Participant reaches age 55 will be distributed in the same manner and time as other Share Units in such Share Deferral Account.

     Upon the Participant's Termination of Employment, all the Participant's unvested Share Units shall be forfeited and shall not be reinstated if Participant is re-Employed.


Article 6 - Distributions

6.1  Distributions of Share Units.
     (a) Initial Election with Respect to a Share Deferral Account. At the time the Participant makes an election to make Employee Contributions with respect to a Share Deferral Account, the Participant shall also elect the calendar year the Share Deferral Account shall be distributed, which may be from one through five years after the calendar year the Account commenced. For example, if an Account commenced in 2005, the Participant may elect to commence the distribution in any calendar year from and including 2006 to and including 2010. If no timely distribution election is made by the Participant, then the Participant will be deemed to have made an election to have the Share Deferral Account distributed in a single installment in the first calendar year after the calendar year the Account commenced. However, for purposes of the Initial Election only, in the event the Participant Terminates Employment, the distribution of the Share Deferral Unit shall occur in the calendar year following the calendar year of the Participant's Termination of Employment. If the Participant Terminates Employment but has a Share Deferral Account that commenced in the same year the Share Deferral Account would be distributed, then that Account would instead distribute in the calendar year following the year of the contribution. For example, if a Retirement eligible Employee Terminated Employment in 2005 after making an election with regard to an Incentive Award to be paid in 2006, the Share Deferral Account relating to that award would be distributed in 2007.

     (b) Election to Delay a Scheduled Distribution. While an Employee, a Participant may elect to defer a scheduled distribution of a Share Deferral Account for five (5) additional calendar years beyond that previously elected. Unless otherwise provided by the Committee, the election to defer the distribution must be made before the last Business Day of the December that is at least one year before the scheduled distribution. An election to defer the distribution of a Share Deferral Account may not be made in the same calendar year that the election to establish the Share Deferral Account is made. Notwithstanding anything to the contrary in this Plan, (1) an election to defer the distribution of a Share Deferral Account must be made at least 12 months prior to the date of the first scheduled payment under the prior distribution election and (2) the election shall not take effect until at least 12 months after the date on which the election is made.

     (c) A Participant's Share Deferral Account shall be distributed to the Participant on March 10 (or as soon thereafter as administratively practicable as determined by SBC) of the calendar year elected by the Participant. In the event the distribution is to be made to an Officer Level Employee or a "key employee" (as defined in Section 416(i) of the Code, without regard to paragraph
(5) thereof) as a result of the Participant's Termination of Employment, the distribution shall not occur until the later of such March 10 or six (6) months after the Termination of Employment, except it shall be distributed promptly upon the Participant's earlier death.

6.2  Death of the Participant or if the Participant Becomes Disabled.
     In the event of the death of a Participant, all undistributed Share Deferral Accounts shall be distributed to the Participant's beneficiary in accordance with the SBC Rules for Employee Beneficiary Designations, as the same may be amended from time to time. In the event a Participant becomes Disabled and Terminates Employment, all undistributed Share Deferral Accounts shall be promptly distributed to the Participant.

6.3  Unforeseeable Emergency Distribution.
     In the event that SBC (the Committee in the case of Officer Level Employees), upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an unforeseeable emergency, SBC shall make such distributions to the Participant from the Participant's Share Deferral Accounts (other than Matching Share Units), on a pro-rata basis, as it deems necessary, as soon as practicable following such determination, subject to the following. For purposes of this Plan, an unforeseeable emergency is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amounts distributed with respect to an emergency may not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). It is the intent of this Plan that this provision comply with the Unforeseeable Emergency provisions of Section 409A of the Code. Upon such distribution, any election to make Employee Contributions by such Participant shall be immediately cancelled, and the Participant shall not be permitted to make a new election with respect to Employee Contributions that would be contributed during the then current and immediately following calendar year.

6.4  Ineligible Participant.
     Notwithstanding any other provisions of this Plan to the contrary, if SBC receives an opinion from counsel selected by SBC, or a final determination is made by a Federal, state or local government or agency, acting within its scope of authority, to the effect that an individual is not, or was not at the time of his or her making Employee Contributions to this Plan, a member of Employer's "select group of management or highly compensated employees" within the meaning of ERISA, then such person will not be eligible to make further contributions to the Plan.

6.5  Distribution Process.
     A Share Deferral Account shall be distributed under this Plan by taking the number of Share Units comprising the Account to be distributed and converting them into an equal number of shares of Stock. (Once distributed, a Share Unit shall be canceled.)


Article 7 - Transition Provisions

7.1  Stockholder Approval
     All acquisitions of Share Units under this Plan are subject to Stockholder approval of the Plan at the 2005 Annual Meeting of Stockholders. If the Stockholders fail to approve the Plan, further contributions will be terminated and all funds and Stock distributions contributed to the Plan by Participants and all funds contributed as SBC Matching Contributions will be promptly paid to the Participants, without interest, and, upon payment of such amounts to a Participant, the Participant shall have no further rights under the Plan.


7.2  2005 Share Deferral Accounts.
     Notwithstanding Article 4 to the contrary, if an Employee is an Eligible Employee on September 30, 2004, the Employee may make an election under Article 4 on or prior to December 15, 2004, with respect to the establishment of a Stock Deferral Account for the (i) contribution of Base Compensation and/or Short Term Incentive Awards paid during the period from January 1, 2005, through January 15, 2006, which shall be the Plan Year for such Stock Deferral Account; and/or
(ii) the conversion of a distribution of Stock that would be made during the same Plan Year pursuant to the 2001 Incentive Plan into an equal number of Share Units, so long as such conversion would not cause the recognition of income for Federal income tax purposes in respect of such distribution of Stock prior to distribution of Share Units under this Plan.


Article 8 - Options

8.1  Grants.
     Options may be issued in definitive form or recorded on the books and records of SBC for the account of the Participant, at the discretion of SBC. If SBC elects not to issue the Options in definitive form, they shall be deemed issued, and the Participants shall have all rights incident thereto as if they were issued on the dates provided herein, without further action on the part of SBC or the Participant. In addition to the terms herein, all Options shall be subject to such additional provisions and limitations as provided in any Administrative Procedures adopted by the Committee prior to the issuance of such Options. The number of Options issued to a Participant shall be reflected on the Participant's annual statement of account.

8.2  Term of Options.
     The Options may only be exercised: (a) after the earlier of (i) the expiration of one (1) year from date of issue or (ii) the Participant's Termination of Employment, and (b) no later than the tenth (10th) anniversary of their issue; and Options shall be subject to earlier termination as provided herein.

8.3  Exercise Price.
     The Exercise Price of an Option shall be the FMV of the Stock on the date of issuance of the Options.

8.4  Issuance of Options.

     (a)  For each Share Deferral Account established by a Participant:

     (1) on each June 15 the Participant shall receive two (2) Options for each Share Unit acquired by the Participant as part of such Share Deferral Account during the immediately preceding January through May period with Employee Contributions of Base Compensation and/or Short Term Incentive Award. A fractional number of Options shall be rounded up to the next whole number.

     (2) on each February 15 a Participant shall receive:

          (i) two (2) Options for each Share Unit acquired by the Participant as part of such Share Deferral Account during the immediately preceding June through January period with Employee Contributions of Base Compensation and/or Short Term Incentive Award; and

          (ii) two (2) Options for each Share Unit acquired prior to such date by the Participant with dividend equivalents that were derived, directly or indirectly (such as dividend equivalents paid on Share Units acquired with dividend equivalents), from Share Units acquired with Employee Contributions as part of such Share Deferral Account during the immediately preceding thirteen (13) calendar months.

     (b) A fractional number of Options shall be rounded up to the next whole number.

     (c) If Stock is not traded on the NYSE on any of the foregoing Option issuance dates, then the Options shall not be issued until the next such day on which Stock is so traded.

     (d) If a Participant Terminates Employment other than (i) while Retirement eligible or (ii) because of death or Disability, no further Options shall be issued to or with respect to such Participant. In the event of re-Employment following a Termination of Employment, the preceding sentence shall not apply to those Options resulting from participation in the Plan after such re-Employment until a subsequent Termination of Employment.

     (e) No more than 400,000 Options shall be issued to any individual under this Plan during a calendar year. No Share Unit may be counted more than once for the issuance of Options.

     (f) The Committee may, in its sole discretion, at any time, increase or lower the number of Options that are to be issued for each Share Unit acquired, not to exceed two (2) Options per Share Unit purchased. However, if the Committee lowers the number of Options, then such change shall only be effective with respect to the next Share Deferral Account a Participant may elect to establish.

     (g) The Committee may also, at any time and in any manner, limit the number of Options which may be acquired as a result of the Short Term Incentive Award being contributed to the Plan. Further, except as otherwise provided by the Committee, in determining the number of Options to be issued to a Participant with respect to a Participant's contribution of a Short Term Incentive Award to the Plan and subsequent crediting of Share Units, Options may be issued only with respect to an amount which does not exceed the target amount of such award (or such other portion of the award as may be determined by the Committee).

     (h) No options shall be issued to or in respect of a Participant for a particular issuance, unless at least ten (10) Options will be issued to that Participant.

8.5  Exercise  and  Payment  of  Options.
     Options shall be exercised by providing notice to the designated agent selected by SBC (if no such agent has been designated, then to SBC), in the manner and form determined by SBC, which notice shall be irrevocable, setting forth the exact number of shares of Stock with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, SBC or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a share of Stock.

     Exercises of Options may be effected only on days and during the hours that the New York Stock Exchange is open for regular trading or as otherwise provided or limited by SBC. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

     The Exercise Price shall be paid in full at the time of exercise. No Stock shall be issued or transferred until full payment has been received therefore.

     Payment may be made:

             (a) in cash, or

             (b) unless otherwise provided by the Committee at any time,and subject to such additional terms and conditions and/or modifications as SBC may impose from time to time, and further subject to suspension or termination of this provision by SBC at any time, by:

               (i) delivery of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment; provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of SBC that the Stock tendered to SBC must have been held by the Participant for a minimum of six (6) months preceding the tender; or

               (ii) if SBC has designated a stockbroker to act as SBC's agent to process Option exercises, issuance of an exercise notice to such stockbroker together with instructions irrevocably instructing the stockbroker: (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sell order) a sufficient portion of the Stock to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to SBC. In the event the stockbroker sells any Stock on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and SBC disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to SBC.


     If payment is made by the delivery of Stock, the value of the Stock delivered shall be equal to the FMV of the Stock on the day preceding the date of exercise of the Option.

     Restricted Stock may not be used to pay the Option exercise price.

8.6  Restrictions on Exercise and Transfer.
     No Option shall be transferable except: (a) upon the death of a Participant in accordance with SBC's Rules for Employee Beneficiary Designations, as the same may be amended from time to time; and (b) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution. During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, an Option shall only be exercised by the holder thereof (including but not limited to an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

8.7  Termination of Employment.
     (a) Not Retirement Eligible. Unless otherwise provided by the Committee, if
a  Participant   Terminates   Employment  while  not  Retirement   eligible,   a
Participant's Options may be exercised, to the extent then exercisable:

          (i) if such Termination of Employment is by reason of death or Disability, then for a period of three (3) years from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is shorter; or

          (ii) if such Termination of Employment is for any other reason, then for a period of one (1) year from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is shorter.

     (b) Retirement Eligible. Unless otherwise provided by the Committee, if a Participant Terminates Employment while Retirement eligible, a Participant's Option may be exercised, to the extent then exercisable: (i) for a period of five (5) years from the date of Retirement or (ii) until the expiration of the stated term of such Option, whichever period is shorter.

     (c) Re-Employment of a Participant after a Termination of Employment shall have no effect on the periods during which Options resulting from the prior Employment may be exercised. For example, if the Option exercise period has been shortened because of the prior Termination of Employment, it shall not be extended because of the re-Employment.


Article 9 - Discontinuation, Termination, Amendment.

9.1  SBC's Right to Discontinue Offering Share Units.
     The Committee may at any time discontinue offerings of Share Units under the Plan. Any such discontinuance shall have no effect upon existing Share Units or the terms or provisions of this Plan as applicable to such Share Units.

9.2  SBC's Right to Terminate Plan.
     The Committee may terminate the Plan at any time. Upon termination of the Plan, contributions shall no longer be made under the Plan.

     After termination of the Plan, Participants shall continue to earn dividend equivalents in the form of Share Units on undistributed Share Units and shall continue to receive all distributions under this Plan at such time as provided in and pursuant to the terms and conditions of Participant's elections and this Plan.

9.3  Amendment.
     The Committee may at any time amend the Plan in whole or in part including but not limited to changing the formulas for determining the amount of SBC Matching Contributions under Article 5 or decreasing the number of Options to be issued under Article 8; provided, however, that no amendment, including but not limited to an amendment to this section, shall be effective, without the consent of a Participant, to alter, to the material detriment of such Participant, a Share Deferral Account of the Participant. For purposes of this section, an alteration to the material detriment of a Participant shall include, but not be limited to, a material reduction in the period of time over which Stock may be distributed to a Participant, any reduction in the Participant's number of vested Share Units or Options, or an increase in the Exercise Price or decrease in the term of an Option. Any such consent may be in a writing, telecopy, or e-mail or in another electronic format. An election to acquire Share Units with Employee Contributions shall be conclusively deemed to be the consent of the Participant to any and all amendments to the Plan prior to such election, and such consent shall be a condition to making any election with respect to Employee Contributions.

     Notwithstanding anything to the contrary contained in this section of the Plan, the Committee may modify this Plan with respect to any person subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") to place additional restrictions on the exercise of any Option or the transfer of any Stock not yet issued under the Plan.

Article 10 - Miscellaneous.

10.1 Tax Withholding.
     Upon distribution of Stock, including but not limited to, shares of Stock issued upon the exercise of an Option, SBC shall withhold shares of Stock sufficient in value, using the FMV on the date determined by SBC to be used to value the Stock for tax purposes, to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such distribution.

     Any fractional share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of SBC, paid in cash to the Participant.

     Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 8.5, hereof, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the FMV of the Stock.

10.2 Elections and Notices.
     Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind under this Plan shall be made on forms prepared by SBC or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by SBC or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including through electronic means, over the Internet or otherwise. An election shall be deemed made when received by SBC (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. Unless made irrevocable by the electing person, each election with regard to making Employee Contributions or distributions of Share Deferral Accounts shall become irrevocable at the close of business on the last day to make such election. SBC may limit the time an election may be made in advance of any deadline.

     If not otherwise specified by this Plan or SBC, any notice or filing required or permitted to be given to SBC under the Plan shall be delivered to the principal office of SBC, directed to the attention of the Senior Executive Vice President in charge of Human Resources for SBC or his or her successor. Such notice shall be deemed given on the date of delivery.

     Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant's work or home address as shown on the records of SBC or, at the option of SBC, to the Participant's e-mail address as shown on the records of SBC. It is the Participant's responsibility to ensure that the Participant's addresses are kept up to date on the records of SBC. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants' work locations.

     By participating in the Plan, each Participant agrees that SBC may provide any documents required or permitted under the Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by e-mail, by e-mail attachment, or by notice by e-mail of electronic delivery through SBC's Internet Web site or by other electronic means.

10.3 Unsecured General Creditor.
     Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of any Employer. No assets of any Employer shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of any Employer under this Plan. Any and all of each Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of such Employer. The only obligation of an Employer under the Plan shall be merely that of an unfunded and unsecured promise of SBC to distribute shares of Stock corresponding to Share Units and Options, under the Plan.

10.4 Offset.
     SBC may offset against the amount of Stock otherwise distributable to a Participant, any amounts due an Employer by a Participant, including but not limited to overpayments under any compensation or benefit plans. In addition, SBC may also cancel a Stock Option to satisfy such an obligation to an Employer. For this purpose, each Stock Option shall be valued by subtracting the Exercise Price of the Stock Option from the FMV of the Stock on such date.

10.5 Non-Assignability.
     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, shares of Stock corresponding to Share Units under the Plan, if any, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the Stock distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.6 Employment Not Guaranteed.
     Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of an Employer or to serve as a director.

10.7 Errors.
     At any time SBC or an Employer may correct any error made under the Plan without prejudice to SBC or any Employer. Such corrections may include, among other things, changing or revoking a Stock Option issuance, canceling Share Units and refunding contributions to a Participant with respect to any period he or she made Employee Contributions while not an Eligible Employee, or canceling the enrollment of a non-Eligible Employee. Neither SBC nor any Employer shall be liable for any damages resulting from failure to timely allow any contribution to be made to the Plan or for any damages resulting from the correction of, or a delay in correcting, any error made under the Plan. In no event shall SBC or any Employer be liable for consequential or incidental damages arising out of a failure to comply with the terms of the Plan.

10.8 Captions.
     The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

10.9 Governing Law.
     To the extent not preempted by Federal law, the Plan, and all benefits and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

     Because benefits under the Plan are granted in Texas, records relating to the Plan and benefits thereunder are located in Texas, and the Plan and benefits thereunder are administered in Texas, SBC and the Participant under this Plan, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or Federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any benefits under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any benefits or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate Federal or state court in Bexar County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other, (c) such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

10.10 Plan to Comply with Section 409A.
     In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan. Notwithstanding any provision to the contrary in this Plan, each provision in this Plan shall be interpreted to permit the deferral of compensation in accordance with Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable.

10.11 Successors and Assigns.
      This Plan shall be binding upon SBC and its successors and assigns.